  Exhibit 99.1

NaturalShrimp To Preview Plant Operations in Iowa

-Company to meet with State and Local Officials on Opening Processing Plant in Webster City Facility

-Additional Information on Shelf Registration

Dallas, Texas, March 11, 2021 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- NaturalShrimp, Inc., an aquaculture Company, which has developed and patented the first commercially operational Recirculating Aquaculture System (RAS) for shrimp, announced today that it is scheduled to preview the Webster City, IA plant with local officials and Debi Durham, Director of the Iowa Economic Development Authority. An invitation has also been extended to Governor Kim Reynolds. Topics and preview will include the planned stocking of the hatchery shrimp on March 23, 2021 and the development of a seafood processing center at the plant.

Gerald Easterling, CEO of NaturalShrimp added, “NaturalShrimp has been working with local elected officials and have had operations underway for approximately 45 days. We are very excited to preview the hatchery tanks and the installation of our EC and Hydrensis equipment. We also look forward to discussing with the elected officials and Director plans to open a seafood processing plant. It is expected that this processing plant will generate significant value-added revenue and create approximately 50 new jobs.”

William Delgado, CFO of Natural Shrimp added “We are pleased that our initial investment in the Alder Aqua facility is going well. We continue on our timetable to deliver fresh shrimp to the upper Midwest region. In addition, our recent S-3 filing will be instrumental in paying off our remaining debt and preferred shares. This financing will also include a $10,000,000 expansion at the Texas facility, effectively tripling the size. This equity financing, which is referenced by our June 17, 2020 8K, will allow us additional capital to make future acquisitions as they become available.”

ABOUT NATURAL SHRIMP: NaturalShrimp, Inc. is a publicly traded aqua-tech Company, headquartered in Dallas, with production facilities located near San Antonio, Texas. The Company has developed the first commercially viable system for growing shrimp in enclosed, salt-water systems, using patented technology to produce fresh, never frozen, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp.

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on February 16, 2021, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:

Richard Brown

508-462-9638

SOURCE: Natural Shrimp